Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated December 19, 2019, relating to the financial statements and financial highlights, which appear in iShares 0-5 Year High Yield Corporate Bond ETF, iShares 0-5 Year Investment Grade Corporate Bond ETF, iShares 0-5 Year TIPS Bond ETF, iShares 1-3 Year International Treasury Bond ETF, iShares Aaa - A Rated Corporate Bond ETF, iShares Broad USD High Yield Corporate Bond ETF, iShares CMBS ETF, iShares Convertible Bond ETF, iShares Core 1-5 Year USD Bond ETF, iShares Core International Aggregate Bond ETF, iShares Core Total USD Bond Market ETF, iShares Edge U.S. Fixed Income Balanced Risk ETF, iShares Fallen Angels USD Bond ETF, iShares Floating Rate Bond ETF, iShares Global Green Bond ETF, iShares GNMA Bond ETF, iShares iBonds 2021 Term High Yield and Income ETF, iShares iBonds 2022 Term High Yield and Income ETF, iShares iBonds 2023 Term High Yield and Income ETF, iShares iBonds 2024 Term High Yield and Income ETF, iShares iBonds 2025 Term High Yield and Income ETF, iShares iBonds Dec 2020 Term Corporate ETF, iShares iBonds Dec 2021 Term Corporate ETF, iShares iBonds Dec 2021 Term Muni Bond ETF, iShares iBonds Dec 2022 Term Corporate ETF, iShares iBonds Dec 2022 Term Muni Bond ETF, iShares iBonds Dec 2023 Term Corporate ETF, iShares iBonds Dec 2023 Term Muni Bond ETF, iShares iBonds Dec 2024 Term Corporate ETF, iShares iBonds Dec 2024 Term Muni Bond ETF, iShares iBonds Dec 2025 Term Corporate ETF, iShares iBonds Dec 2025 Term Muni Bond ETF, iShares iBonds Dec 2026 Term Corporate ETF, iShares iBonds Dec 2026 Term Muni Bond ETF, iShares iBonds Dec 2027 Term Corporate ETF, iShares iBonds Dec 2027 Term Muni Bond ETF, iShares iBonds Dec 2028 Term Corporate ETF, iShares iBonds Dec 2028 Term Muni Bond ETF, iShares iBonds Dec 2029 Term Corporate ETF, iShares iBonds Mar 2020 Term Corporate ETF, iShares iBonds Mar 2020 Term Corporate ex-Financials ETF, iShares iBonds Mar 2023 Term Corporate ETF, iShares iBonds Mar 2023 Term Corporate ex-Financials ETF, iShares iBoxx $ High Yield ex Oil & Gas Corporate Bond ETF, iShares International Treasury Bond ETF, iShares J.P. Morgan USD Emerging Markets Bond ETF, iShares TIPS Bond ETF, iShares Treasury Floating Rate Bond ETF, iShares U.S. Treasury Bond ETF and iShares Yield Optimized Bond ETFs’ Annual Reports on Form N-CSR for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

February 24, 2020